Exhibit 99.1

Bar Harbor Bankshares Reports Fourth Quarter 2024 Results; Declares Dividend

BAR HARBOR, MAINE – January 23, 2025 - Bar Harbor Bankshares (NYSE American: BHB) (the “Company”) reported fourth quarter 2024 GAAP and core (Non-GAAP) net income of $11.0 million or $0.72 per diluted share compared to GAAP and core (Non-GAAP) net income of $9.9 million or $0.65 per diluted share in the same quarter of 2023.

FOURTH QUARTER 2024 HIGHLIGHTS

•	Return on assets of 1.09%
•	Commercial loan growth of 14% annualized
•	Net interest margin of 3.17%
•	Non-accruing loans to total loans ratio of 0.22%
•	Wealth management related fee income growth of 9% year over year

Bar Harbor Bankshares’ President and Chief Executive Officer, Curtis C. Simard, stated, “Our team has set forth and delivered another year of execution on our definitive strategy of balancing growth with earnings. We continue to demonstrate that our Bank is built for uncertainties, whether economic or rate environment, rooted in an authentic culture. We were honored in December by Newsweek as one of “America’s Best Regional Banks” for the second consecutive year. This distinction reflects the dedication, talent, and teamwork of our employees. Over 9,000 financial institutions were evaluated. We stood out for our financial strength and exceptional service. This recognition is a validation of the trust our customers and communities place in us daily. In addition, Forbes recognized our institution as one of the “World’s Best Banks” and “Best-in-State Banks,” as well as Newsweek naming us one of “America’s Best Banks.” These accolades reflect the focus on delivering exceptionally well and best demonstrate confidently operating with accountability.

Over the past several years, our commercial team has delivered consistent and strong loan growth, adhering to conservative structures and appropriate pricing to maintain our margin goals. The results of our efforts underscore the importance of disciplined growth and the value of building lasting relationships. Like many community banks, much of the Commercial growth has been strategically concentrated in our Commercial Real Estate (CRE) segment. As we enter 2025, we remain committed to this critical lending segment for continued growth and embark on a strategic initiative to accelerate the growth in our Commercial & Industrial (C&I) Lending segment.  As you may have read, we announced the addition of two exceptional professionals to our Middle Market Commercial Banking team: Larry Wold and Heather Whitfield. With more than 35 years of experience each, they bring extensive C&I expertise and market presence that will enhance and strengthen our existing C&I Lending capabilities in 2025 ultimately better diversifying and balancing the overall Commercial portfolio. We believe we may be entering a period of talent shift as experienced candidates are becoming available.

We also added to our Treasury Management team both on the front line and in operations support as they have proven to be a tremendous partner growing both fee income and attracting new deposit customers.  Our Wealth Management division grew both with existing customers and new business relationships generated by longstanding team members and catalyst recruits.  Our Wealth Management team combined with brokerage services manages $3.3 billion in assets with over 130 new clients added in 2024 alone.

As we enter 2025, we continue to actively manage the balance sheet, investing excess liquidity diligently without compromising our credit or interest rate risk appetites. We are excited about this new year and feel we are well positioned financially, culturally and reputation wise.”

DIVIDEND DECLARED

The Board of Directors of the Company voted to declare a cash dividend of $0.30 per share to shareholders of record at the close of business on February 20, 2025 payable on March 20, 2025.  This dividend equates to a 3.92% annualized yield based on the $30.58 closing share price of the Company’s common stock on December 31, 2024, the last trading day of the fourth quarter 2024.

BHB - Bar Harbor Bankshares	Page 1	www.barharbor.bank

FINANCIAL CONDITION (Quarter results for December 31, 2024 compared to September 30, 2024)

Total assets grew to $4.1 billion at the end of the fourth quarter 2024 compared to $4.0 billion at the end of the third quarter 2024 primarily due to steady loan growth, partially offset by lower cash balances.

Total cash and cash equivalents were $72.2 million at the end of the fourth quarter 2024, compared to $81.2 million at end of the third quarter 2024. Interest-earning deposits held with other banks totaled $37.9 million at the end of the fourth quarter 2024, compared to $41.3 million at the end of the third quarter and yielded 4.92% and 5.54%, respectively. The change in cash balances was driven by utilization for loan originations.

Total loans grew $65.4 million or 8% on an annualized basis. Commercial loans grew $63.9 million or 15% annualized, Commercial and Industrial loans grew $6.0 million, or 6% annualized, Tax Exempt loans increased $5.1 million or 25% annualized, and Consumer loans increased $388 thousand, or 2% annualized in the fourth quarter 2024.  Residential real estate decreased by $10.1 million, or 5% annualized, compared to the end of the third quarter 2024, as we focus on growing the portfolio with higher yielding commercial loans.

Federal Home Loan Bank (“FHLB”) stock increased to $12.2 million at the end of the fourth quarter 2024 compared to $7.6 million at the end of the third quarter 2024 driven by an increase in FHLB borrowings to fund loan originations and payoff the Federal Reserve’s Bank Term Funding Program.

Securities available for sale decreased to $521.0 million compared to $535.9 million at September 30, 2024 driven by paydowns of $15.4 million, net amortization of $343 thousand, and called securities of $2.0 million, partially offset by $14.2 million in purchases. The weighted average yield of the total securities portfolio for the fourth quarter 2024 was 3.79% compared to 3.96% for the previous quarter primarily due to the interest rate environment and change in the profile of the yield curve. The allowance for credit losses on available for sale investments increased to $568 thousand at December 31, 2024, driven by two corporate securities with a book value of $9.0 million, unrealized non-credit losses of $2.7 million and unrealized credit losses of $568 thousand. Fair value adjustments decreased the security portfolio by $62.3 million at the end of the fourth quarter compared to $52.3 million at the end of the third quarter. As of the end of the fourth and third quarters 2024, respectively, our securities portfolio maintained an average life of nine and eight years with an effective duration of five years for both quarters and all securities remain classified as available for sale to provide flexibility in asset funding and other opportunities as they arise.

The allowance for credit losses on loans decreased $279 thousand to $28.7 million at the end of the fourth quarter 2024 compared to $29.0 million at the end of the third quarter 2024.  Our allowance for credit losses continues to reflect our strong asset quality metrics and general macroeconomic trends, and provides a relatively stable allowance for credit losses to total loans coverage ratio of 0.91%.   Non-accruing loans remained flat during the fourth quarter 2024 at $7.0 million from $7.1 million in the third quarter 2024. There were minor shifts in balances as commercial real estate, commercial and industrial and residential real estate decreased, partially offset by consumer increases. The increase in consumer non-accruing loans were attributed to two home equity loans.  Total non-accruing loans to total loans was 0.22% in the fourth compared to 0.23% in the third quarter 2024. Charge-offs and specific reserves on non-accruing loans continue to be nominal, supported by relatively strong collateral values.

Total deposits remained flat at $3.3 billion at December 31, 2024 and September 30, 2024. Money Market accounts increased 26% on an annualized basis, or $25.1 million, to $406 million and time deposit balances increased 6% on an annualized basis to $830 million driven by the rate environment attracting investors as a safe place with a competitive rate to store their money. Non-interest bearing demand deposits decreased $29.3 million to $576 million or 19% on an annualized basis and interest-bearing demand deposits decreased $3.7 million or 2% on an annualized basis.

Senior borrowings increased $63.8 million to $250.0 million driven by funding commercial loan growth originations. FHLB borrowings increased $108.9 million to $242.7 million at the end of the fourth quarter 2024 compared to $133.8 million at the end of the third quarter 2024. Borrowings under the Federal Reserve’s Bank Term Funding Program were paid off at the end of the fourth quarter 2024 compared to $45 million at the end of the third quarter 2024.  Subordinated debt was paid down $20 million from $40 million at the end of the third quarter 2024. Total borrowing costs decreased from 4.38% at the end of the third quarter 2024 to 4.20% at the end of the fourth quarter 2024.

The Company's book value per share was $30.00 as of the end of the fourth quarter 2024 compared to $30.12 at the end of the third quarter 2024.  Tangible book value per share (non-GAAP) was $21.93 at the end of the fourth quarter 2024, compared to $22.02 at the end of the third quarter 2024.

BHB - Bar Harbor Bankshares	Page 2	www.barharbor.bank

RESULTS OF OPERATIONS (Quarter results for December 31, 2024 compared to December 31, 2023)

The net interest margin remained stable at 3.17% in the fourth quarter 2024 compared to the same respective quarter 2023. Despite an increase year over year within the quarter in deposit costs driven by the interest rate environment and growth in deposits, the cost of funds pressure was offset by lower borrowing balances and costs. As loan balances grew year over year, the yield on loans grew 16 basis points to 5.40% in the fourth quarter 2024, up from 5.24% in the same quarter 2023.  Costs of interest-bearing deposits grew 36 basis points to 2.41% from 2.05% in the fourth quarter 2023 driven by the continued competitive pricing within the interest rate environment.

Total interest and dividend income increased by 3.7% to $47.5 million in the fourth quarter 2024 primarily driven by the repricing of adjustable-rate loans and originations of higher fixed-rate loans within the commercial portfolio. Yields on earning assets grew to 5.14% compared to 5.02% in the fourth quarter 2023. The yield on commercial real estate loans grew to 5.61% in the fourth quarter 2024 from 5.46% in the fourth quarter 2023. The residential real estate yield grew to 4.13% in the fourth quarter 2024 compared to 3.94% in the fourth quarter 2023. Yield growth was offset by Consumer loans decreasing from 7.14% to 6.89% in the fourth quarter year over year.

Total interest expense increased by 8.2% to $18.4 million in the fourth quarter 2024 compared to $17.0 million in the fourth quarter 2023 driven by an increase in cost of funds compounded with a $126.5 million increase in deposits and a shift in the mix of deposits from interest-bearing demand and savings to money market and time deposits. Interest-bearing demand and savings decreased $48.6 million and time deposits increased $130 million in 2024 compared to the same quarter 2023. Money Market accounts increased $35.5 million in the fourth quarter 2024 compared to 2023.  Borrowings decreased to $2.2 million in the fourth quarter 2024 compared to $4.1 million from the fourth quarter 2023, driven by a $40.9 million in paydowns and a 44 basis point decrease in costs to 4.20% in the fourth quarter 2024 compared to 4.64% in the fourth quarter 2023.

The provision for credit losses on loans was a recapture of $147 thousand in fourth quarter 2024 compared to a provision of $687 thousand in the fourth quarter 2023 as net charge-offs remain stable and minimal and credit quality continues to remain strong.  The provision for credit losses on available for sale securities increased $1.2 million in the fourth quarter 2024 driven by a deterioration in scheduled interest payments and estimated future cash flows on two securities as noted above. A reserve was recorded for $603 thousand on interest which was charged-off and a $568 thousand reserve on unrealized credit losses.

Non-interest income was $9.4 million in the fourth quarter 2024 compared to $8.7 million in the same quarter 2023. Wealth management income grew 9.1% to $3.7 million compared to $3.4 million in the fourth quarter 2023.  Non-brokerage assets under management grew 13.2% to $2.8 billion from $2.5 billion in the fourth quarter 2024 compared to the previous year driven by higher security valuations and a 4.8% growth in the managed accounts.  Customer derivative income increased $344 thousand to $495 thousand compared to $151 thousand in the fourth quarter 2023 driven by an increase in dollars and volume on customer swaps due to the interest rate environment. Increases were offset by a $187 thousand or 4.9% decrease in customer service fees driven by lower non-sufficient funds fees and interchange income.

Non-interest expenses decreased $328 thousand to $23.9 million in the fourth quarter 2024 compared to $24.2 million in the fourth quarter 2023 driven by a recapture on provision for unfunded commitments compounded with decreases in salary and benefit expenses, losses on premises and equipment sold, outside services costs, and losses on premises held for sale, partially offset by increases in occupancy and equipment and other expenses. Unfunded commitment balances declined in the fourth quarter 2024 compared to the same quarter 2023 driving the $625 thousand recapture in reserves in the fourth quarter 2024 compared to an $85 thousand recapture in 2023. Salary and benefit expenses decreased 1%, or $153 thousand in the fourth quarter 2024 compared to 2023 driven by the higher discount rate on postretirement liabilities.  Losses on sales of premises and equipment decreased $210 thousand driven by ATM upgrades in the fourth quarter of 2024 compared to facilities upgrades in the fourth quarter of 2023. Acquisition, conversion and other expenses decreased $263 thousand driven by losses recorded in premises held for sale for the Avery Lane property in the fourth quarter 2023 which was sold in the second quarter 2024. Outside services decreased $143 thousand driven by cost savings initiatives in the fourth quarter 2024 compared to the fourth quarter 2023. Occupancy and Equipment costs increased $353 thousand in 2024 compared to 2023 driven by an increase in leasehold extension agreements compared to the prior year. Other expenses increased $719 thousand to $4.3 million from $3.6 million in the fourth quarter 2023 primarily due to a decrease in cash surrender value of a split dollar insurance arrangement for $353 thousand, an increase of $177 thousand in credit, debit and ATM card expenses, and increased charitable contributions of $134 thousand.

Income tax expense was $2.6 million for the fourth quarter of 2024 and 2023, respectively. Our effective tax rate for the period ended December 31, 2024 was 19% compared to 21% in the fourth quarter 2023.

BHB - Bar Harbor Bankshares	Page 3	www.barharbor.bank

BACKGROUND

Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly-owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 135 years. Bar Harbor Bank & Trust provides full-service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.barharbor.bank.

FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical fact, included in this release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this release the words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements relating to Company’s balance sheet management, our credit trends, our overall credit performance, and the Company’s strategic plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (1) changes in general business and economic conditions on a national basis and in our markets throughout Northern New England; (2) changes in consumer behavior due to political, business, and economic conditions, including inflation and concerns about liquidity; (3) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated; (4) the impact of liquidity needs on our results of operations and financial condition; (5) changes in the size and nature of our competition; (6) the effect of interest rate increases on the cost of deposits; (7) unanticipated weakness in loan demand, pricing or collectability; (8) the possibility that future credit losses are higher than currently expected due to changes in economic assumptions or adverse economic developments; (9) operational risks including, but not limited to, changes in information technology, cybersecurity incidents, fraud, natural disasters, climate change, war, terrorism, civil unrest, and future pandemics; (10) lack of strategic growth opportunities or our failure to execute on available opportunities; (11) our ability to effectively manage problem credits; (12) our ability to successfully develop new products and implement efficiency initiatives on time and with the results projected; (13) our ability to retain executive officers and key employees and their customer and community relationships; (14) regulatory, litigation, and reputational risks and the applicability of insurance coverage; (15) changes in the reliability of our vendors, internal control systems or information systems; (16) the potential impact of climate change; (17) changes in legislation or regulation and accounting principles, policies, and guidelines; (18) reductions in the market value or outflows of wealth management assets under management; and (19) changes in the assumptions used in making such forward-looking statements. Additional factors which could affect the forward-looking statements can be found in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. The Company believes the forward-looking statements contained herein are reasonable; however, many of such risks, uncertainties, and other factors are beyond the Company’s ability to control or predict and undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

BHB - Bar Harbor Bankshares	Page 4	www.barharbor.bank

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. Because non-GAAP financial measures presented in this document are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP core earnings can be of substantial importance to the Company's results for any particular quarter or year. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company's GAAP financial information.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including gains/losses on securities, premises, equipment and other real estate owned, acquisition costs, restructuring costs, legal settlements, and systems conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense.

The Company also calculates core earnings per share based on its measure of core earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company's performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

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BHB - Bar Harbor Bankshares	Page 5	www.barharbor.bank

CONTACTS

Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

TABLE
INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)

A	Selected Financial Highlights
B	Balance Sheets
C	Loan and Deposit Analysis
D	Statements of Income
E	Statements of Income (Five Quarter Trend)
F	Average Yields and Costs
G	Average Balances
H	Asset Quality Analysis
I-J	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

BHB - Bar Harbor Bankshares	Page 6	www.barharbor.bank

BAR HARBOR BANKSHARES

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2024	2024	2024	2024	2023
PER SHARE DATA
Net earnings, diluted	$0.72	$0.80	$0.67	$0.66	$0.65
Core earnings, diluted (1)	0.72	0.80	0.66	0.66	0.68
Total book value	30.00	30.12	28.81	28.64	28.48
Tangible book value (1)	21.93	22.02	20.68	20.48	20.28
Market price at period end	30.58	30.84	26.88	26.48	29.36
Dividends	0.30	0.30	0.30	0.28	0.28

PERFORMANCE RATIOS (2)
Return on assets	1.09%	1.20%	1.04%	1.03%	1.00%
Core return on assets (1)	1.09	1.20	1.02	1.03	1.04
Pre-tax, pre-provision return on assets	1.44	1.37	1.36	1.32	1.34
Core pre-tax, pre-provision return on assets (1)	1.45	1.37	1.33	1.32	1.39
Return on equity	9.52	10.68	9.46	9.32	9.43
Core return on equity (1)	9.57	10.68	9.25	9.32	9.82
Return on tangible equity	13.23	14.90	13.44	13.26	13.65
Core return on tangible equity (1)	13.29	14.90	13.15	13.27	14.21
Net interest margin, fully taxable equivalent (1) (3)	3.17	3.15	3.09	3.14	3.17
Efficiency ratio (1)	59.84	62.09	62.78	62.71	61.22

FINANCIAL DATA (In millions)
Total assets	$4,083	$4,030	$4,034	$3,959	$3,971
Total earning assets (4)	3,782	3,720	3,726	3,663	3,664
Total investments	533	543	528	538	547
Total loans	3,147	3,082	3,064	3,012	2,999
Allowance for credit losses	29	29	29	28	28
Total goodwill and intangible assets	123	124	124	124	124
Total deposits	3,268	3,261	3,140	3,127	3,141
Total shareholders' equity	458	460	439	436	432
Net income	11	12	10	10	10
Core earnings (1)	11	12	10	10	10

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (recoveries)(5)/average loans	0.02%	0.01%	0.01%	0.01%	0.07%
Allowance for credit losses on loans/total loans	0.91	0.94	0.94	0.94	0.94
Loans/deposits	96	95	98	96	95
Shareholders' equity to total assets	11.23	11.41	10.88	11.01	10.88
Tangible shareholders' equity to tangible assets	8.46	8.61	8.06	8.13	8.00

(1)	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in tables I-J for additional information.
(2)	All performance ratios are based on average balance sheet amounts, where applicable.
(3)	Fully taxable equivalent considers the impact of tax-advantaged investment securities and loans.
(4)	Earning assets includes non-accruing loans and interest-bearing deposits with other banks. Securities are valued at amortized cost.
(5)	Current quarter annualized.

A

BAR HARBOR BANKSHARES

CONSOLIDATED BALANCE SHEETS - UNAUDITED

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)	2024	2024	2024	2024	2023
Assets
Cash and due from banks	$34,266	$39,877	$39,673	$30,770	$42,221
Interest-earning deposits with other banks	37,896	41,343	62,163	45,449	52,621
Total cash and cash equivalents	72,162	81,220	101,836	76,219	94,842

Securities available for sale	521,018	535,892	512,928	527,603	534,574
Federal Home Loan Bank stock	12,237	7,600	14,755	9,960	12,788
Total securities	533,255	543,492	527,683	537,563	547,362
Less: Allowance for credit losses on securities available for sale	(568)	—	—	—	—
Net securities	532,687	543,492	527,683	537,563	547,362

Loans held for sale	1,235	1,272	3,897	3,137	2,189

Total loans	3,147,096	3,081,735	3,064,181	3,011,672	2,999,049
Less: Allowance for credit losses on loans	(28,744)	(29,023)	(28,855)	(28,355)	(28,142)
Net loans	3,118,352	3,052,712	3,035,326	2,983,317	2,970,907

Premises and equipment, net	51,237	51,644	51,628	47,849	48,287
Other real estate owned	—	—	—	—	—
Goodwill	119,477	119,477	119,477	119,477	119,477
Other intangible assets	3,938	4,171	4,404	4,637	4,869
Cash surrender value of bank-owned life insurance	81,858	81,824	81,221	80,642	80,037
Deferred tax asset, net	23,330	20,923	24,750	23,849	22,979
Other assets	79,051	73,192	83,978	82,285	79,936
Total assets	$4,083,327	$4,029,927	$4,034,200	$3,958,975	$3,970,885

Liabilities and shareholders' equity
Non-interest bearing demand	$575,649	$604,963	$553,067	$544,495	$569,714
Interest-bearing demand	910,191	913,910	882,068	888,591	946,978
Savings	545,816	544,235	544,980	551,493	553,963
Money market	405,758	380,624	359,208	365,289	370,242
Time	830,274	817,354	801,143	777,208	700,260
Total deposits	3,267,688	3,261,086	3,140,466	3,127,076	3,141,157

Senior borrowings	249,981	186,207	329,349	269,437	271,044
Subordinated borrowings	40,620	60,580	60,541	60,501	60,461
Total borrowings	290,601	246,787	389,890	329,938	331,505

Other liabilities	66,610	62,138	64,937	66,247	66,164
Total liabilities	3,624,899	3,570,011	3,595,293	3,523,261	3,538,826

Total shareholders’ equity	458,428	459,916	438,907	435,714	432,059
Total liabilities and shareholders’ equity	$4,083,327	$4,029,927	$4,034,200	$3,958,975	$3,970,885

Net shares outstanding	15,280	15,268	15,232	15,212	15,172

B

BAR HARBOR BANKSHARES

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

						Annualized
						Growth %
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Quarter	Year
(in thousands)	2024	2024	2024	2024	2023	to Date	to Date
Commercial real estate	$1,741,223	$1,677,310	$1,634,658	$1,574,802	$1,552,061	15%	12%
Commercial and industrial	388,599	382,554	421,297	412,567	400,169	6	(3)
Total commercial loans	2,129,822	2,059,864	2,055,955	1,987,369	1,952,230	14	9

Residential real estate	826,492	836,566	854,718	873,213	889,904	(5)	(7)
Consumer	103,803	103,415	99,776	95,838	97,001	2	7
Tax exempt and other	86,979	81,890	53,732	55,252	59,914	25	45
Total loans	$3,147,096	$3,081,735	$3,064,181	$3,011,672	$2,999,049	8%	5%

DEPOSIT ANALYSIS

						Annualized
						Growth %
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Quarter	Year
(in thousands)	2024	2024	2024	2024	2023	to Date	to Date
Non-interest bearing demand	$575,649	$604,963	$553,067	$544,495	$569,714	(19)%	1%
Interest-bearing demand	910,191	913,910	882,068	888,591	946,978	(2)	(4)
Savings	545,816	544,235	544,980	551,493	553,963	1	(1)
Money market	405,758	380,624	359,208	365,289	370,242	26	10
Total non-maturity deposits	2,437,414	2,443,732	2,339,323	2,349,868	2,440,897	(1)	—
Time	830,274	817,354	801,143	777,208	700,260	6	19
Total deposits	$3,267,688	$3,261,086	$3,140,466	$3,127,076	$3,141,157	1%	4%

C

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per share data)	2024	2023	2024	2023
Interest and dividend income
Loans	$41,700	$39,531	$163,846	$149,420
Securities and other	5,783	6,284	24,878	24,762
Total interest and dividend income	47,483	45,815	188,724	174,182
Interest expense
Deposits	16,210	12,962	61,696	38,232
Borrowings	2,206	4,060	13,189	18,275
Total interest expense	18,416	17,022	74,885	56,507
Net interest income	29,067	28,793	113,839	117,675
Provision for credit losses on securities available for sale	1,171	—	1,171	—
Provision for credit losses on loans	(147)	687	955	2,908
Net interest income after provision for credit losses	28,043	28,106	111,713	114,767
Non-interest income
Trust and investment management fee income	3,709	3,401	15,701	14,283
Customer service fees	3,604	3,791	14,839	15,168
Gain on sales of securities, net	—	—	50	34
Mortgage banking income	597	515	2,093	1,587
Bank-owned life insurance income	590	533	2,304	2,699
Customer derivative income	495	151	928	409
Other income	397	305	973	893
Total non-interest income	9,392	8,696	36,888	35,073
Non-interest expense
Salaries and employee benefits	13,358	13,511	54,849	52,516
Occupancy and equipment	3,634	3,282	13,788	13,386
Depreciation	1,042	1,027	4,196	4,198
Loss (gain) on sales of premises and equipment, net	71	281	(192)	182
Outside services	372	515	1,558	1,671
Professional services	343	369	1,422	1,586
Communication	189	190	759	697
Marketing	492	485	2,014	1,696
Amortization of intangible assets	233	233	932	932
FDIC assessment	457	457	1,808	1,743
Acquisition, conversion and other expenses	—	263	20	283
Provision for unfunded commitments	(625)	—	(775)	(85)
Other expenses	4,319	3,600	15,608	13,918
Total non-interest expense	23,885	24,213	95,987	92,723
Income before income taxes	13,550	12,589	52,614	57,117
Income tax expense	2,551	2,644	9,070	12,265
Net income	$10,999	$9,945	$43,544	$44,852

Earnings per share:
Basic	$0.72	$0.66	$2.86	$2.96
Diluted	0.72	0.65	2.84	2.95

Weighted average shares outstanding:
Basic	15,261	15,164	15,240	15,142
Diluted	15,346	15,221	15,311	15,195

D

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands, except per share data)	2024	2024	2024	2024	2023
Interest and dividend income
Loans	$41,700	$42,042	$40,634	$39,470	$39,531
Securities and other	5,783	6,538	6,204	6,353	6,284
Total interest and dividend income	47,483	48,580	46,838	45,823	45,815
Interest expense
Deposits	16,210	16,174	14,780	14,532	12,962
Borrowings	2,206	3,448	4,299	3,236	4,060
Total interest expense	18,416	19,622	19,079	17,768	17,022
Net interest income	29,067	28,958	27,759	28,055	28,793
Provision for credit losses on securities available for sale	1,171	—	—	—	—
Provision for credit losses on loans	(147)	228	585	289	687
Net interest income after provision for credit losses	28,043	28,730	27,174	27,766	28,106
Non-interest income
Trust and investment management fee income	3,709	4,129	4,193	3,670	3,401
Customer service fees	3,604	3,788	3,737	3,710	3,791
Gain on sales of securities, net	—	—	50	—	—
Mortgage banking income	597	681	558	257	515
Bank-owned life insurance income	590	570	583	561	533
Customer derivative income	495	265	168	—	151
Other income	397	220	168	188	305
Total non-interest income	9,392	9,653	9,457	8,386	8,696
Non-interest expense
Salaries and employee benefits	13,358	14,383	13,860	13,248	13,511
Occupancy and equipment	3,634	3,405	3,317	3,432	3,282
Depreciation	1,042	1,048	1,065	1,041	1,027
Loss (gain) on sales of premises and equipment, net	71	—	(248)	(15)	281
Outside services	372	386	462	338	515
Professional services	343	441	238	400	369
Communication	189	189	192	189	190
Marketing	492	434	521	567	485
Amortization of intangible assets	233	233	233	233	233
FDIC assessment	457	451	448	452	457
Acquisition, conversion and other expenses	—	—	—	20	263
Provision for unfunded commitments	(625)	35	—	(185)	—
Other expenses	4,319	3,767	3,754	3,768	3,600
Total non-interest expense	23,885	24,772	23,842	23,488	24,213
Income before income taxes	13,550	13,611	12,789	12,664	12,589
Income tax expense	2,551	1,418	2,532	2,569	2,644
Net income	$10,999	$12,193	$10,257	$10,095	$9,945

Earnings per share:
Basic	$0.72	$0.80	$0.67	$0.66	$0.66
Diluted	0.72	0.80	0.67	0.66	0.65

Weighted average shares outstanding:
Basic	15,261	15,261	15,227	15,198	15,164
Diluted	15,346	15,326	15,275	15,270	15,221

E

BAR HARBOR BANKSHARES

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent (Non-GAAP) - Annualized) - UNAUDITED

	Quarters Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2024	2024	2024	2024	2023
Earning assets
Interest-earning deposits with other banks	4.92%	5.54%	5.65%	5.88%	6.42%
Securities available for sale and FHLB stock	3.79	3.96	4.00	4.02	3.85
Loans:
Commercial real estate	5.61	5.67	5.61	5.47	5.46
Commercial and industrial	6.62	6.98	6.76	6.68	6.66
Residential real estate	4.13	4.11	4.13	4.09	3.94
Consumer	6.89	7.23	7.26	7.22	7.14
Total loans	5.40	5.49	5.41	5.31	5.24
Total earning assets	5.14%	5.24%	5.18%	5.10%	5.02%

Funding liabilities
Deposits:
Interest-bearing demand	1.42%	1.48%	1.39%	1.34%	1.33%
Savings	0.72	0.70	0.65	0.63	0.48
Money market	2.94	3.13	2.93	3.07	2.80
Time	4.30	4.39	4.33	4.18	3.93
Total interest-bearing deposits	2.41	2.45	2.35	2.26	2.05
Borrowings	4.20	4.38	4.57	4.35	4.64
Total interest-bearing liabilities	2.54%	2.66%	2.64%	2.48%	2.37%

Net interest spread	2.60	2.58	2.54	2.62	2.65
Net interest margin, fully taxable equivalent(1)	3.17	3.15	3.09	3.14	3.17

(1)	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in tables I-J for additional information.

F

BAR HARBOR BANKSHARES

AVERAGE BALANCES - UNAUDITED

	Quarters Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)	2024	2024	2024	2024	2023
Assets
Interest-earning deposits with other banks (1)	$24,000	$54,897	$27,407	$36,608	$36,794
Securities available for sale and FHLB stock (2)	598,478	601,489	606,779	604,658	608,793
Loans:
Commercial real estate	1,699,869	1,645,933	1,600,253	1,558,506	1,554,961
Commercial and industrial	458,157	473,049	468,052	464,762	457,642
Residential real estate	836,375	851,426	865,412	884,767	898,147
Consumer	103,681	101,230	97,371	96,163	95,193
Total loans (3)	3,098,082	3,071,638	3,031,088	3,004,198	3,005,943
Total earning assets	3,720,560	3,728,024	3,665,274	3,645,464	3,651,530
Cash and due from banks	32,771	34,036	30,809	29,900	34,741
Allowance for credit losses	(29,021)	(28,893)	(28,567)	(28,122)	(28,057)
Goodwill and other intangible assets	123,527	123,761	123,994	124,225	124,459
Other assets	171,351	170,113	168,239	166,538	157,159
Total assets	$4,019,188	$4,027,041	$3,959,749	$3,938,005	$3,939,832

Liabilities and shareholders' equity
Deposits:
Interest-bearing demand	$898,597	$888,325	$858,657	$899,349	$916,314
Savings	543,430	547,482	542,950	552,231	552,932
Money market	394,536	378,855	355,731	390,720	365,142
Time	842,379	807,180	775,932	738,683	670,628
Total interest-bearing deposits	2,678,942	2,621,842	2,533,270	2,580,983	2,505,016
Borrowings	208,990	312,891	378,121	298,918	347,459
Total interest-bearing liabilities	2,887,932	2,934,733	2,911,391	2,879,901	2,852,475
Non-interest bearing demand deposits	604,017	577,428	546,448	554,816	604,638
Other liabilities	67,533	60,731	65,712	67,327	64,092
Total liabilities	3,559,482	3,572,892	3,523,551	3,502,044	3,521,205
Total shareholders' equity	459,706	454,149	436,198	435,961	418,627
Total liabilities and shareholders' equity	$4,019,188	$4,027,041	$3,959,749	$3,938,005	$3,939,832

(1)	Total average interest-bearing deposits with other banks is net of Federal Reserve daily cash letter.
(2)	Average balances for securities available-for-sale are based on amortized cost.
(3)	Total average loans include non-accruing loans and loans held for sale.

G

BAR HARBOR BANKSHARES

ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)	2024	2024	2024	2024	2023
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$1,321	$1,451	$551	$578	$610
Commercial and industrial	1,098	1,218	1,301	1,152	363
Residential real estate	3,290	3,453	3,511	4,169	3,742
Consumer	1,285	978	914	971	813
Total non-accruing loans	6,994	7,100	6,277	6,870	5,528
Non-performing securities available for sale(1)	5,760	—	—	—	—
Other real estate owned	—	—	—	—	—
Total non-performing assets	$12,754	$7,100	$6,277	$6,870	$5,528

Total non-accruing loans/total loans	0.22%	0.23%	0.20%	0.23%	0.18%
Total non-performing assets/total assets	0.31	0.18	0.16	0.17	0.14

PROVISION AND ALLOWANCE FOR CREDIT LOSSES ON LOANS
Balance at beginning of period	$29,023	$28,855	$28,355	$28,142	$28,011
Charged-off loans	(150)	(98)	(106)	(113)	(632)
Recoveries on charged-off loans	18	38	21	37	76
Net loans (charged-off) recovered	(132)	(60)	(85)	(76)	(556)
Provision for credit losses on loans	(147)	228	585	289	687
Balance at end of period	$28,744	$29,023	$28,855	$28,355	$28,142

Allowance for credit losses/total loans	0.91%	0.94%	0.94%	0.94%	0.94%
Allowance for credit losses/non-accruing loans	411	409	460	413	509

NET LOAN (CHARGE-OFFS) RECOVERIES
Commercial real estate	$—	$—	$—	$(3)	$—
Commercial and industrial	(84)	(8)	(2)	(64)	(479)
Residential real estate	3	5	3	5	3
Consumer	(51)	(57)	(86)	(14)	(80)
Total, net	$(132)	$(60)	$(85)	$(76)	$(556)

Net charge-offs (recoveries) (QTD annualized)/average loans	0.02%	0.01%	0.01%	0.01%	0.07%
Net charge-offs (recoveries) (YTD annualized)/average loans	0.01	0.01	0.01	0.01	0.02

PROVISION AND ALLOWANCE FOR CREDIT LOSSES ON SECURITIES AVAILABLE FOR SALE
Balance at beginning of period	$—	$—	$—	$—	$—
Charged-off interest receivable on securities available for sale	(603)	—	—	—	—
Provision for credit losses on securities available for sale	1,171	—	—	—	—
Balance at end of period	$568	$—	$—	$—	$—

(1)	Non-performing securities available for sale consists of book value of $9.0 million, unrealized non-credit losses of $2.7 million and unrealized credit losses of $568 thousand.

H

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)		2024	2024	2024	2024	2023
Net income		$10,999	$12,193	$10,257	$10,095	$9,945
Non-core items:
Gain on sale of securities, net		—	—	(50)	—	—
Loss (gain) on sale of premises and equipment, net		71	—	(248)	(15)	281
Acquisition, conversion and other expenses		—	—	—	20	263
Income tax expense (1)		(17)	—	71	(1)	(131)
Total non-core items		54	—	(227)	4	413
Core earnings (2)	(A)	$11,053	$12,193	$10,030	$10,099	$10,358

Net interest income	(B)	$29,067	$28,958	$27,759	$28,055	$28,793
Non-interest income		9,392	9,653	9,457	8,586	8,850
Total revenue		38,459	38,611	37,216	36,641	37,643
Gain on sale of securities, net		—	—	(50)	—	—
Total core revenue (2)	(C)	$38,459	$38,611	$37,166	$36,641	$37,643

Total non-interest expense		23,885	24,772	23,842	23,688	24,367
Non-core expenses:
(Loss) gain on sale of premises and equipment, net		(71)	—	248	15	(281)
Acquisition, conversion and other expenses		—	—	—	(20)	(263)
Total non-core expenses		(71)	—	248	(5)	(544)
Core non-interest expense (2)	(D)	$23,814	$24,772	$24,090	$23,683	$23,823

Total revenue		38,459	38,611	37,216	36,641	37,643
Total non-interest expense		23,885	24,772	23,842	23,688	24,367
Pre-tax, pre-provision net revenue		$14,574	$13,839	$13,374	$12,953	$13,276

Core revenue(2)		38,459	38,611	37,166	36,641	37,643
Core non-interest expense(2)		23,814	24,772	24,090	23,683	23,823
Core pre-tax, pre-provision net revenue(2)	(U)	$14,645	$13,839	$13,076	$12,958	$13,820

(in millions)
Average earning assets	(E)	$3,721	$3,728	$3,665	$3,645	$3,652
Average assets	(F)	4,019	4,027	3,960	3,938	3,940
Average shareholders' equity	(G)	460	454	436	436	419
Average tangible shareholders' equity (2) (3)	(H)	336	330	312	312	294
Tangible shareholders' equity, period-end (2) (3)	(I)	335	336	315	312	308
Tangible assets, period-end (2) (3)	(J)	3,960	3,906	3,910	3,835	3,847

I

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)		2024	2024	2024	2024	2023
Common shares outstanding, period-end	(K)	15,280	15,268	15,232	15,212	15,172
Average diluted shares outstanding	(L)	15,346	15,326	15,275	15,270	15,221

Core earnings per share, diluted (2)	(A/L)	$0.72	$0.80	$0.66	$0.66	$0.68
Tangible book value per share, period-end (2)	(I/K)	21.93	22.02	20.68	20.48	20.28
Tangible shareholders' equity/total tangible assets (2)	(I/J)	8.46	8.61	8.06	8.13	8.00

Performance ratios (4)
GAAP return on assets		1.09%	1.20%	1.04%	1.03%	1.00%
Core return on assets (2)	(A/F)	1.09	1.20	1.02	1.03	1.04
Pre-tax, pre-provision return on assets		1.44	1.37	1.36	1.32	1.34
Core pre-tax, pre-provision return on assets (2)	(U/F)	1.45	1.37	1.33	1.32	1.39
GAAP return on equity		9.52	10.68	9.46	9.32	9.43
Core return on equity (2)	(A/G)	9.57	10.68	9.25	9.32	9.82
Return on tangible equity		13.23	14.90	13.44	13.26	13.65
Core return on tangible equity (1) (2)	(A+Q)/H	13.29	14.90	13.15	13.27	14.21
Efficiency ratio (2) (5)	(D-O-Q)/(C+N)	59.84	62.09	62.78	62.91	61.38
Net interest margin, fully taxable equivalent (2)	(B+P)/E	3.17	3.15	3.09	3.14	3.17

Supplementary data (in thousands)
Taxable equivalent adjustment for efficiency ratio	(N)	$718	$686	$528	$523	$561
Franchise taxes included in non-interest expense	(O)	139	138	191	70	141
Tax equivalent adjustment for net interest margin	(P)	578	550	389	388	395
Intangible amortization	(Q)	233	233	233	233	233

(1)	Assumes a marginal tax rate of 23.73% in the fourth quarter 2024, 23.82% in the second and third quarter 2024, 24.01% in the first quarter 2024 and the fourth quarter 2023.
(2)	Non-GAAP financial measure.
(3)	Tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	All performance ratios are based on average balance sheet amounts, where applicable.
(5)	Efficiency ratio is computed by dividing core non-interest expense net of franchise taxes and intangible amortization divided by core revenue on a fully taxable equivalent basis.

J